UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): September 19, 2017 (September 13, 2017)

FIRST DATA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street 29th Floor New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2017, First Data Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, New Omaha Holdings L.P. (the “Selling Stockholder”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering of 85,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-220422), filed on September 11, 2017. All of the Shares are being sold by the Selling Stockholder. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Shares at a price of $17.173125 and were granted a 30-day option to purchase up to an additional 12,750,000 shares of Common Stock from the Selling Stockholder.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 8.01	Other Events.

On September 14, 2017, the Underwriters exercised in full their 30-day option to purchase an additional 12,750,000 shares of Common Stock. The offering of 97,750,000 shares of Common Stock (including the additional 12,750,000 shares of Common Stock pursuant to the Underwriters’ 30-day option) settled on September 18, 2017.

The Selling Stockholder received all of the net proceeds from this offering. No shares of Common Stock were sold by the Company. After the consummation of the offering of the shares of Common Stock (including the sale of additional 12,750,000 shares of Common Stock pursuant to the Underwriters’ 30-day option), investment funds or entities associated with or designated by Kohlberg Kravis Roberts & Co. L.P. hold approximately 60% of the economic interests in New Omaha Holdings L.P. and certain other co-investors hold approximately 40% of the economic interests in New Omaha Holdings L.P. Of the shares of Common Stock sold in this offering, approximately 13.6 million were held on behalf of KKR 2006 Fund L.P. and approximately 4.6 million were held on behalf of a subsidiary of KKR & Co. L.P.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

1.1	Underwriting Agreement, dated September 13, 2017, among First Data Corporation, the selling stockholder named therein and the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Name:	Stanley J. Andersen
Title:	Vice President and Assistant Secretary

Date: September 19, 2017